Exhibit 99.2

February Org Changes Emails

Derek email to Jiff & Castlight

Team—

As John Doyle just mentioned, I’m excited to announce my move-forward leadership team. All of these are proven leaders who have the experience and knowledge needed to build upon the current foundation and drive us to our next level of success. John and I are very confident in the entire leadership team and are thrilled to embark on the next phase of our Road to One.

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Neeraj Gupta will lead engineering for the combined company. Neeraj has proven himself to be an outstanding engineering leader. He has made huge strides in driving improvements to Castlight’s product and throughout its engineering processes. We look forward to him doing the same with the combined engineering team.

o	Alicia Barco will report into Neeraj and continue her excellent work on data management.

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Mike Leonard will run sales and marketing for the combined company. He has been with Jiff for over 2 years and is a well-regarded and highly successful leader. The following leaders will continue in their roles and report into Mike:

o	Holly DeLisi will lead the SC group.

o	Seth Cohen will continue his focus on alliances and strategic accounts.

o	Tracy Olson will lead the sales operations team.

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Maeve O’Meara will lead products for the combined company. Maeve defined and executed on the strategy to build Action, and this past year led the company’s effort to increase engagement. She has been instrumental in creating the Anthem Engage opportunity and her deep expertise will help us move the needle for all our products as we demand even more out of the joint platform to exceed customer needs and meet our goal of delivering the most comprehensive health benefits platform available on the market.

o	Ruta Srinivasaraju will continue to lead product design with a direct line to Maeve and collaborate closely with Himgan Wibisono to ensure alignment between products and corporate/marketing design.

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Johnathan Hodge will lead customer experience for the combined company. He has been with Jiff for 2 years running the products and engineering teams. His deep knowledge of Jiff products, excellent management skills, and proven customer insight will benefit us in both the short- and long-term.

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Tom McGurran will be VP of Customer Success and will report to Hodge. Tom has been a very successful sales leader at Castlight and has agreed to focus his efforts on the high volume of renewals occurring in the next 24 months. Tom will continue to lead his regional sales team until we can transition them.

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Pierce Graham-Jones will run marketing, business development (partner ecosystem), and parts of sales enablement for the combined company. Pierce has been with Jiff for nearly 4 years and has been instrumental in its marketing and sales success. Pierce will have a dual reporting relationship to Mike Leonard and me. Corporate, customer, field, and alliance marketing will report to Pierce. We will be evaluating opportunities to increase collaboration between product marketing and these functions.

•	Himgan Wibisono will lead corporate and marketing design for the combined company. Himgan has been the architect of Jiff’s market-leading user experience. Ruta will dotted line to Himgan.

•	Gill Potter will report to me and continue to concentrate on strategic analytics. He is an expert in this area and has driven superior data intelligence throughout Castlight’s products.
Fond farewells
I am also personally grateful to all of the leaders at Jiff and Castlight for exemplifying what we mean by putting the new business first in all of our integration decisions. The hardest part about these types of mergers is that there are sometimes just not enough jobs in certain areas for all the talented people at the company. These decisions were very difficult. While John announced departures of some great people, I need to also say goodbye to a couple more.

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Rachel Sherman. Rachel has been instrumental in Jiff’s growth and success. She led Jiff’s customer team from the very first customer through the recent merger and has been a huge part of the Jiff team and our collective success. I am deeply grateful for all Rachel has done for Jiff. As many of you know, Rachel has strong family ties in Boston and will be returning to Boston to be closer to her family.

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John Kemmerer. John joined us when we had one junior accountant that was also our office manager, HR person, and administrative assistant. I do not think he had any idea what he got himself into! John helped us get this transaction across the finish line and I am grateful for the work he has done for Jiff.

I’m raring to go and deliver for our customers and drive our top-line growth. I am also incredibly excited and optimistic for our combined future. I know there are a lot of changes happening right now, and I ask you to please remain optimistic and patient as we work through the next level of decision. We will be thoughtful as well as quick and decisive in our approach. You will all know all about your individual roles soon and will hopefully be just as bullish as John and I are about driving down our Road to One.

Derek

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction between Castlight Health, Inc. (“Castlight”) and Jiff, Inc. (“Jiff”), Castlight has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") (Registration Statement No. 333-215861), and this registration statement, as amended, was declared effective by the SEC on February 14, 2017. This registration statement contains a joint proxy statement/prospectus/information statement and relevant materials concerning the proposed transaction. Castlight and Jiff mailed the definitive joint proxy statement/prospectus/information statement to their respective stockholders on February 24, 2017. Additionally, Castlight intends to file with the SEC other relevant materials in connection with the proposed transaction. STOCKHOLDERS OF CASTLIGHT AND JIFF ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Castlight at www.castlighthealth.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed transaction shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Castlight and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Castlight’s stockholders with respect of the matters relating to the proposed transaction. Jiff and its officers and directors may also be deemed a participant in such solicitation. Information regarding any interest that Castlight, Jiff or any of the executive officers or directors of Castlight or Jiff may have in the proposed transaction with Jiff is included in the joint proxy statement/prospectus/information statement that Castlight has filed with the SEC in connection with its stockholder vote on matters relating to the proposed transaction. Information about the directors and executive officers of Castlight, including their respective interest in security holding of Castlight, is set forth in the proxy statement for Castlight’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Stockholders may obtain additional information regarding the interest of such participants by reading the definitive joint proxy statement/prospectus/information statement regarding the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.